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                                                                   Exhibit 23(c)



                        CONSENT OF INDEPENDENT AUDITORS



          We hereby consent to the inclusion in this Form S-4 of our report dated February 11, 1999, except for note 15 to which the date is March 22, 1999, on the consolidated financial statements of South Branch Valley Bancorp, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996.


                                        ARNETT & FOSTER, P.L.L.C.



Charleston, West Virginia
October 12, 1999